Airspan Networks Announces

First Quarter 2004 Financial Results

Record Level of Quarterly Sales

Full Year Revenue Guidance Raised

BOCA RATON, Fla.—May 5, 2004 – Airspan Networks Inc. (Nasdaq: AIRN) today announced first quarter financial results for the period ending April 4, 2004. The Company reported revenues for the first quarter of $12.4 million, up 38% from the fourth quarter of 2003 and up 59% versus the first quarter of 2003. The net loss attributable to common stockholders for the first quarter was $0.15 per share versus a loss of $0.19 in the fourth quarter of 2003 and $0.16 a year ago.

Financial Results

First quarter revenue of $12.4 million was 38% higher than the $9.0 million recorded for the fourth quarter of 2003 and 59% higher than the $7.8 million in the first quarter of 2003. The Company recorded a gross profit of $3.7 million, or 30%. This compared to a gross profit of $2.3 million, or 26%, for the fourth quarter 2003 and $2.6 million, or 33%, for the first quarter of 2003. The Company’s first quarter operating expenses of $9.9 million were $1.2 million higher than the same period a year ago, due to the increase in staff from the Proximity acquisition and the effect of a weaker Dollar in 2004, offset by restructuring carried out during 2003. Net loss for the first quarter of 2004 was $5.4 million, or $0.15 per share, compared to a loss of $6.7 million, or $0.19 per share, in the fourth quarter of 2003 and a loss of $5.6 million, or $0.16, in the first quarter of 2003.

The Company’s cash balance at the end of the first quarter stood at $44.1 million, including $1.7 million of restricted cash. Total cash grew in the first quarter by $8.6 million, compared to a reduction of $1.1 million in the fourth quarter and a reduction of $8.2 million in the first quarter of 2003. The Company closed the first quarter with inventory of $16.5 million, a decrease of $1.7 million over the prior quarter.

“We are pleased to be able to report record quarterly revenue, coming from both our existing products and from the Proximity acquisition,” said Eric Stonestrom, president and chief executive officer for Airspan. “We underlined the value of the Proximity purchase with our recently announced $65 million agreement with Axtel in Mexico, and we continue to grow our customer base for our other product lines. In the quarter, we had sales to 98 customers in total, also a new high. The growth was strongest in our WipLL product line, where we added 21 new customers in the quarter. While operating costs rose in the period, this was an expected result of the Proximity acquisition and we have already taken steps to reduce our headcount to bring those costs down to 2003 levels by the second half of this year. We are in a strong position for the second quarter and the year as a whole.”

“Our working capital position has improved considerably as a direct result of the integration of the Proximity business and an improved business climate,” said Peter Aronstam, chief financial officer for Airspan. “This is the first quarter since we became a public company that we have seen positive cash flow from operating activities, due to a significant increase in customer advances. We still continue to focus on cash management, inventory and receivables, as evidenced by the improvements in our inventory turns and days sales outstanding. We are also working to reduce our operating expense as we drive towards profitability.”

Second Quarter and Full year Outlook

Stonestrom commented that he continues to expect the Company to grow substantially through 2004, on the back of the Axtel agreement and growth of Airspan’s other product lines. Revenue for the second quarter is expected to be in the range of $16 to 17 million, and in excess of $80 million for the full year. Stonestrom also continues to expect that the Company will have a profitable quarter within the year. “We have just completed a quarter with record revenues. We aim to beat it in the second quarter and to get to profitability this year. With the improved visibility across the product lines, we feel that these are realistic growth objectives.”

Investor Conference

The Company has scheduled an investor conference call for 5 p.m. EDT today. The dial-in numbers for the live conference call are as follows: US toll-free number is 1-888-243-0813; international access dial-in number is 1-703-925-2400. Reference the Airspan Networks quarterly conference call.

There will be a live webcast of the conference call available on the investor relations section of the Airspan Web site at www.airspan.com. The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at

http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel, Fidelity Investments(R) (http://www.fidelity.com) and others. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (http://www.streetevents.com).

For those who cannot listen to the live broadcast, an audio replay of the call will be available on the Airspan Web site for 30 days. The US toll-free number for the replay is 1-888-266-2081; international access number for the replay is 1-703-925-2533. Please use access code 448315.

About Airspan Networks Inc.

Airspan Networks provides wireless voice and data systems and solutions, including Voice Over IP, to both licensed and unlicensed operators around the world in frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan continues to evolve its products toward the proposed 802.16d IEEE standards, and is an active member of the WiMAX Forum. The Company has deployments with more than 200 operators in more than 70 countries. Airspan’s systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. Airspan’s systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These important factors include the factors that we identify in our filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investment and Media Inquiries, contact:

Peter Aronstam

Senior Vice President & Chief Financial Officer

Airspan Networks, Inc.

Tel: +1 561 893-8682

Fax: +1 561 893-8671

Email: paronstam@airspan.com

Airspan Networks Inc

Consolidated Statements of Income

(in thousands except for share and per share data)

	Three months ended
	March 30, 2003	April 4, 2004
	(unaudited)
Revenue	$7,811	$12,420
Cost of revenue	(5,253)	(8,693)

Gross profit	2,558	3,727

Operating expenses:
Research and development	3,719	5,046
Sales and marketing	2,604	2,560
General and administration	2,386	2,051
Amortization of intangibles	43	246

Total operating expenses	8,752	9,903

Loss from operations	(6,194)	(6,176)
Net interest and other income	607	807

Loss before tax	(5,587)	(5,369)

Income tax charge	—	16

Net loss	$(5,587)	$(5,385)

Net loss per share
—basic and diluted	$(0.16)	$(0.15)
Weighted average shares outstanding
—basic and diluted	34,978,322	35,893,740

Airspan Networks Inc

Consolidated Balance Sheets

(in thousands)

	December 31, 2003	April 4, 2004
		(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$33,926	$42,404
Restricted cash	1,588	1,737
Accounts receivable	12,509	12,749
Unbilled accounts receivable	54	104
Inventory	18,215	16,506
Prepaid expenses and other current assets	4,570	7,264

Total Current Assets	70,862	80,764
Property, plant and equipment, net	3,736	3,581
Goodwill, net	3,136	3,136
Intangible assets, net	4,554	4,308
Other non-current assets	984	1,005

Total Assets	$83,272	$92,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,751	$9,167
Accrued taxes	449	1,512
Deferred revenue	989	1,623
Customer Advances	15,070	27,083
Other accrued expenses	10,000	9,384

Total Current Liabilities	34,259	48,769

Stockholders’ Equity
Common stock	11	11
Note receivable—stockholder	(130)	(130)
Additional paid in capital	215,209	215,824
Treasury stock	(797)	(797)
Other comprehensive income	1,839	1,621
Accumulated deficit	(167,119)	(172,504)

Total Stockholders’ Equity	49,013	44,025

Total Liabilities and Stockholders’ Equity	$83,272	$92,794